Exhibit 10.1

Consulting Service Contract With Adrian Yeo & Co.

21 April 2008

Mr. King K. Ng
The CEO
Cardtrend International Inc.
800 5th Avenue #4100,
Seattle, WA 98104, USA.

Dear Mr. Ng:

We are pleased to confirm our understanding of the services we are to provide for the Malaysian subsidiaries of Cardtrend International Inc. for the year ended 31 December 2008.

We will perform quarterly review for the first 3 quarters and an annual review for the last quarter (hereafter known as “the Reviews”) on the financial statements of the subsidiaries of Cardtrend International Inc which are based in Malaysia. These are; Cardtrend Systems Sdn. Bhd., Interpay Asia Sdn. Bhd., Etop Services Malaysia Sdn. Bhd. and Payment Business Solutions Sdn. Bhd. (hereafter known as “the Malaysian Subsidiaries”). The Reviews are solely for the purpose of your preparation for audit to be performed by your appointed auditor for your quarterly reporting and annual reporting to the SEC under the US-listed company requirements. Our duties, responsibilities and fees as statutory auditors of the Malaysian Subsidiaries in the context of the Malaysian law and requirements are excluded from this engagement letter.

Our Reviews will be made in accordance with U.S. generally accepted auditing standards and will include tests of the accounting records of the Malaysian Subsidiaries and other procedures we consider necessary to enable your appointed auditor to express an unqualified opinion that the financial statements are fairly presented, in all material respects, in conformity with U.S. generally accepted accounting principles. If we determine that an opinion by your auditor maybe other than unqualified, we will fully discuss the reasons with you in advance.

Our procedures will include tests of documentary evidence that support the transactions recorded in the accounts and direct confirmation of cash, investments, and certain other assets and liabilities by correspondence with creditors and financial institutions.

Our Reviews include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements; therefore, our Reviews will involve judgment about the number of transactions to be examined and the areas to be tested. Our Reviews are designed to provide reasonable, rather than absolute, assurance of detecting misstatements that, in our judgment, could have a material effect on the financial statements, whether from errors, fraudulent financial reporting, misappropriation of assets, or violations of laws or governmental regulations that are attributable to the company or to acts by management or employees acting on behalf of the company. Our Reviews are not designed, however, to detect immaterial misstatements or violations of laws or governmental regulations that do not have a direct and material effect on the financial statements. Consequently, given the inherent limitations in our Reviews, there is a risk that material misstatements may exist and not be detected by us. However, we will inform you of any material errors, fraudulent financial reporting, or misappropriation of assets that come to our attention. In addition, we will inform you of any violations of laws or governmental regulations that come to our attention, unless they are clearly inconsequential. Our responsibility is, of course, limited to the period covered by each of the Reviews and does not extend to any later periods for which we are not engaged under this letter.

By your signature below, you acknowledge that you are responsible for the design and implementation of programs and controls to prevent and detect fraud, and for informing us about all known or suspected fraud affecting the company that involves management, employees who have significant roles in internal control, and others where the fraud could have a material effect on the financial statements. You are also responsible for informing us of your knowledge of any allegations of fraud or suspected fraud affecting the company received in communications from employees, former employees, regulators, or others. In addition, you are responsible for identifying and ensuring that the company complies with applicable laws and regulations. By your signature below, you confirm that you understand your responsibilities as defined in this letter.

Our Reviews will include obtaining an understanding of internal control sufficient to plan the Reviews and to determine the nature, timing, and extent of our Review procedures to be performed. Our Reviews are not specifically designed and cannot be relied on to provide assurance on internal control or to identify deficiencies in internal control. During the course of our Reviews, however, we will communicate internal control related matters to you as required under professional standards.

We understand that you will provide us with the basic information required for our Reviews and that you are responsible for the accuracy and completeness of that information. We will advise you about appropriate accounting principles and their application and will assist in the preparation of your financial statements, but the responsibility for the financial statements remains with you. You acknowledge that management is responsible for adjusting the financial statements to correct material misstatements and for confirming to your appointed auditor that the effects of any uncorrected misstatements aggregated by us during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statements taken as a whole. Other management responsibilities include maintaining adequate records, establishing and maintaining internal controls, including monitoring ongoing activities, selecting and applying accounting principles, and safeguarding assets.

We understand that your employees will type all confirmations as maybe requested by your appointed auditor and will locate any documents or invoices selected by your appointed auditor for testing.

We expect to begin our Review on the first quarter ending 31 March 2008 approximately on 28 April 2008 and to complete our first Review no later than 10 May 2008.

Our fees for these services will be based on the actual time spent at our standard hourly rates, plus travel and other out-of-pocket costs, such as report production, typing, and postage. Our standard hourly rates vary according to the degree of responsibility involved and the experience level of the personnel assigned to perform the Reviews. Our invoices for these fees will be rendered on the day we completed our work and are payable upon presentation. Work may be suspended if your account becomes overdue and will not be resumed until your account is paid in full. Based on our preliminary estimates, the fee should approximate US$3,000 for the each quarterly review and US$8,000 for the year end review. That estimate is based on anticipated cooperation from your personnel and the assumption that unexpected circumstances will not be encountered during our Reviews. If significant additional time is necessary, we will discuss it with you and arrive at a new fee estimate before we incur the additional costs.

If any dispute arises among the parties hereto, the parties agree first to try in good faith to settle the dispute by mediation administered by the Senior Partner of our firm and your Audit Committee, before resorting to litigation. The costs of any mediation proceeding shall be shared equally by all parties.

Both of us agree that any dispute over fees charged by us will be submitted for resolution by arbitration in the Kuala Lumpur Centre for Arbitration. Such arbitration shall be binding and final. IN AGREEING TO ARBITRATION, WE BOTH ACKNOWLEDGE THAT, IN THE EVENT OF A DISPUTE OVER FEES CHARGED BY US, EACH OF US IS GIVING UP THE RIGHT TO HAVE THE DISPUTE DECIDED IN A COURT OF LAW BEFORE A JUDGE OR JURY AND INSTEAD WE ARE ACCEPTING THE USE OF ARBITRATION FOR RESOLUTION.

We appreciate the opportunity to be of service to Cardtrend International Inc. and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you agree with the terms of our engagement as described in this letter, please sign the enclosed copy and return it to us.

Yours faithfully,

/s/ KONG JING YEE
Kong Jing Yee
Principal
Adrian Yeo & Co.

We hereby agree to the above and hereby engage your firm to perform the Reviews for our subsidiary companies located in Malaysia.

/s/ KING K. NG
Mr. King K. Ng
Cardtrend International Inc.
Chief Executive Office

21 April 2008